UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2011

OCULUS INNOVATIVE SCIENCES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd, Petaluma, CA	94954
(Address of principal executive offices)	(Zip Code)

(707) 782-0792
 (Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

Exclusive Sales and Distribution Agreement between the Company and Quinnova Pharmaceuticals, Inc.

On February 14, 2011, we entered into an Exclusive Sales and Distribution Agreement with Quinnova Pharmaceuticals, Inc., pursuant to which we granted Quinnova the right to act as our exclusive sales, marketing, and distribution agent in the United States, its territories and possessions, and Canada for certain of our liquid and gel products in the prescription dermatology market. Under the Agreement, Quinnova will make a payment of $500,000 as an advance for the first $500,000 worth of our products to be purchased by Quinnova.

Under the Agreement, we will manufacture our products and samples. Quinnova will be responsible for all sales, marketing and clinical activity associated with the current products and any future products later approved by the FDA. We retained final approval on any and all new promotional materials or portions of materials specific to the products developed by Quinnova.

The Agreement is for a term of five years and will automatically renew for successive one-year terms.

Exclusive Co-Promotion Agreement between the Company and Quinnova Pharmaceuticals, Inc.

On February 14, 2011, we entered into an Exclusive Co-Promotion Agreement with Quinnova, granting Quinnova the exclusive right to promote certain liquid and gel prescription products designed for chronic wound care under our trademark in the field of podiatry in U.S. and Canada. We agreed to pay Quinnova a percentage of the collected net sales sold by Quinnova.

The Agreement is for a term of five years and will automatically renew for successive one-year terms.

Product Option Agreement between the Company and AmDerma Pharmaceuticals, LLC

On February 14, 2011, we entered into a Product Option Agreement with an Amneal affiliate, AmDerma Pharmaceuticals, LLC. We plan to use our proprietary Microcyn technology to develop a prescription pharmaceutical product for the treatment of acne (the “Future Acne Product”). Pursuant to the Agreement, we sold the option to exclusively sell and distribute the Future Acne Product to AmDerma for a one-time non-refundable payment of $500,000. Upon execution of a separate license and supply agreement for the Future Acne Product, the option payment of $500,000 will be credited against the upfront payment expected in the transaction.

This report contains forward-looking statements.  Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions.  These statements are based on current expectations, estimates and projections about our business based on current expectations, estimates, and projections about our business based, in part, on assumptions made by our management.  These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC.  Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exclusive Sales and Distribution Agreement between the Company and Quinnova Pharmaceuticals, Inc., the Exclusive Co-Promotion Agreement between the Company and Quinnova Pharmaceuticals, Inc., and the Product Option Agreement between the Company and AmDerma Pharmaceuticals, LLC, filed as Exhibits 10.1, 10.2, and 10.3 respectively and with confidential information redacted, to this report.

Item 9.01 Financial Statements and Exhibits.

10.1*	Exclusive Sales and Distribution Agreement between the Company and Quinnova Pharmaceuticals, Inc., dated February 14, 2011.

10.2*	Exclusive Co-Promotion Agreement between the Company and Quinnova Pharmaceuticals, Inc., dated February 14, 2011.

10.3	Product Option Agreement between the Company and AmDerma Pharmaceuticals, LLC, dated February 14, 2011.

*	Confidential treatment has been requested with respect to certain portions of this agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULUS INNOVATIVE SCIENCES, INC.
(Registrant)

Date	February 18, 2011

/s/ Hojabr Alimi
(Signature)

		Name:	Hojabr Alimi
		Title:	Chairman of the Board and Chief Executive Officer